      As filed with the Securities and Exchange Commission on June 7, 1995.

                                                    Registration No. 33-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement

                        Under the Securities Act of 1933

                             ----------------------

                              EMERSON ELECTRIC CO.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               MISSOURI                                 43-0259330
- ---------------------------------------   -------------------------------------
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

8000 West Florissant Avenue
St. Louis, Missouri                                        63136
- ---------------------------------------   -------------------------------------
      (Address of Principal                             (Zip Code)
       Executive Offices)

              EMPLOYEE STOCK PURCHASE PLAN OF EMERSON ELECTRIC CO.
- -------------------------------------------------------------------------------
                            (Full title of the plan)

                              Harley M. Smith, Esq.
                Assistant Secretary and Assistant General Counsel
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (314) 553-2431
- -------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================

         Title of securities             Amount to be     Proposed maximum   Proposed maximum     Amount of
          to be registered                registered       offering price   aggregate offering  registration
                                                           per share <F1>     price <F1><F2>         fee
- ------------------------------------  ------------------  ----------------  ------------------  ------------

Common Stock $1.00 par value          100,000 shares<F3>       $68.625          $6,862,500          $2,367

Preferred Share Purchase Rights       100,000                     N/A               N/A               N/A

============================================================================================================


<F1>     Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock reported on the New York Stock
         Exchange on June 2, 1995.

<F2>     Each share of Common Stock issued also currently represents one Preferred Share Purchase Right.
         Preferred Share Purchase Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.

<F3>     Plus such additional shares as may be issued pursuant to anti-dilution provisions.


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Emerson Electric Co. and the Employee Stock Purchase Plan, Registration No. 33-32576, are incorporated by reference into this Registration Statement.

===============================================================================

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on June 5, 1995.

                                          EMERSON ELECTRIC CO.

                                          By: /s/ H. M. Smith
                                              ---------------------------------
                                              Assistant Secretary and
                                              Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 5, 1995.

              Signature                                    Title
- ---------------------------------------   -------------------------------------

                 *                        Director
- ---------------------------------------
(L. L. Browning, Jr.)

                 *                        Director
- ---------------------------------------
(A. A. Busch III)

                 *                        Director
- ---------------------------------------
(D. C. Farrell)

                 *                        Director
- ---------------------------------------
(J. A. Frates)

                 *                        Director
- ---------------------------------------
(R. B. Horton)

                 *                        Chairman, Chief Executive
- ---------------------------------------   Officer and Director
(C. F. Knight)

                 *                        Director
- ---------------------------------------
(G. A. Lodge)

                 *                        Director
- ---------------------------------------
(V. R. Loucks, Jr.)

                 *                        Director
- ---------------------------------------
(R. B. Loynd)

                 *                        Director
- ---------------------------------------
(R. L. Ridgway)

                 *                        Director
- ---------------------------------------
(R. W. Staley)

                 *                        Director
- ---------------------------------------
(A. E. Suter)

                 *                        Director
- ---------------------------------------
(W. M. Van Cleve)

                 *                        Director
- ---------------------------------------
(E. E. Whitacre, Jr.)

                 *                        Director
- ---------------------------------------
(E. F. Williams, Jr.)

                 *                        Director
- ---------------------------------------
(F. T. Wilson)

/s/ W. J. Galvin                          Senior Vice President-
- ---------------------------------------   Finance and Chief
(W. J. Galvin)                            Financial Officer
                                          (principal accounting officer)

*By /s/ H. M. Smith
    -----------------------------------
    (Harley M. Smith)
    Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
Number   Description
- -------  ----------------------------------------------------------------------

5        Opinion of Harley M. Smith.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Harley M. Smith.
         (contained in Exhibit 5)

24.1     Power of Attorney (October 4, 1994)

24.2     Power of Attorney (April 4, 1995)